                            SCHEDULE 14A INFORMATION
                            ------------------------

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
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Check the appropriate box:

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         [   ]   Definitive Additional Materials
         [   ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           DECTRON INTERNATIONALE INC.
                            ------------------------
                (Name of Registrant as specified in its charter)


         (Name of Person(s) Filing Proxy Statement), if other than Registrant

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                  and 0-11.

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                           DECTRON INTERNATIONALE INC.
                                4300 Poirier Blvd
                            Montreal, Quebec H4R 2C5

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                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 4, 2003

                                   -----------

TO THE STOCKHOLDERS OF Dectron Internationale Inc.:

         NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Meeting) of Dectron Internationale Inc. (the "Company") will be held at the Hotel Omni, 1050 Sherbrooke St. W. Montreal, Canada September 4, 2003, at 10:30 a.m., local time for the following purposes:

         1.    To elect directors to hold office for a term of one year;

         2. To ratify the appointment of Schwartz Levitsky Feldman, LLP as the Company's independent certified public accountants for the ensuing year; and

         3. To act upon such other business as may properly come before the Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on August 14, 2003 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

         In order to ensure the presence of a quorum at the Meeting, it is important that Stockholders representing a majority of the voting power of all stock outstanding be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please vote your shares by signing, filling out, dating and promptly returning the enclosed proxy card in the enclosed self-addressed, postage-paid envelope. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

         In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

Dated: August 14, 2003                   By Order of the Board of Directors

                                            /s/ Ness Lakdawala
                                            ------------------
                                            Ness Lakdawala
                                            Chairman and Chief Executive Officer

                           Dectron Internationale Inc.
                                4300 Poirier Blvd
                            Montreal, Quebec H4R 2C5
                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                       2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:30 a.m., at Hotel Omni, 1050 Sherbrooke St. W. Montreal, Canada
                       Quebec, Canada on September 4, 2003


         This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Dectron Internationale Inc. (the "Company") for use at the 2003 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 10:30 a.m. at Hotel Omni, 1050 Sherbrooke St. W. Montreal, Canada on September 4, 2003, and at any adjournments thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Meeting and voting. This Proxy Statement, the accompanying Notice of Meeting and form of proxy have been first sent to the stockholders on or about August 15, 2003.

         All properly executed, unrevoked proxies on the enclosed form, if returned prior to the Meeting, will be voted in the manner specified by the Stockholder. If no specific instruction is given, the shares represented by the proxy will be voted in accordance with the Board of Directors' recommendations.

         In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

                             OWNERSHIP OF SECURITIES

         Only stockholders of record at the close of business on August 14, 2003, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the Meeting. As of August 14, 2003, there were issued and outstanding 2,969,500 shares of common stock, no par value per share (the "Common Stock").

         Each outstanding share is entitled to one vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding Common Stock is necessary to constitute a quorum for the Meeting.

         The following table sets forth certain information as of August 14, 2003 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock of the Company, each officer and director of the Company and all officers and directors as a group.


Names and Address of       Amount and Nature of            Percentage of Shares
Beneficial Owner (1)      Beneficial  Ownership(2)              Outstanding
--------------------      ------------------------         ---------------------

Ness Lakdawala                  1,737,269(3)                     58.2%

Roshan Katrak                   1,737,269(4)                     58.2%

Mauro Parissi                      49,350(5)                      1.6%

Leena Lakdawala                   116,050(6)                      3.9%

Michel Lecompte                    20,974(7)                         *

Liam Cheung                         2,750(8)                         *

Gilles Richard                      1,050(9)                         *

All directors and officers
As a group (7 persons)                                           65.7%
(3)-(9)                         1,926,943

* Less than one %.

(1) The address of each individual is c/o Dectron Internationale Inc., 4300 Poirier Blvd., Montreal, Quebec, Canada H4R 2C5.

(2) Based upon information furnished to us by the directors and executive officers or obtained from our stock transfer books. We are informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of the date of this annual report, any security which such person or group of persons has the right to acquire within sixty (60) days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Represents (i) 43,561 shares of Common Stock directly owned, (ii) 67,395 shares of Common Stock and 63,750 options to purchase Common Stock owned by Roshan Katrak, Mr. Lakdawala's wife, (iii) 69,684 shares of Common Stock owned by Roshaness Inc., a company owned by Mr. Lakdawala, and (iv) 1,492,879 owned by 3103-7195 Quebec Inc., a company owned by Mr. Lakdawala's spouse and children.

(4) Represents (i) 67,395 shares of Common Stock and 63,750 options to purchase Common Stock directly owned, (ii) 43,561 shares of Common Stock owned by Ness Lakdawala, Ms. Katrak's husband, (iii) 69,684 shares of Common Stock owned by Roshaness Inc., a Company owned by Ness Lakdawala, and (iv) 1,492,879 shares owned by 3103-7195 Quebec Inc., a company owned by Ms. Katrak and her children.

(5)   Includes 10,250 options to purchase Common Stock.

(6)   Includes 56,250 options to purchase Common Stock.

(7)   Includes 4,000 options to purchase Common Stock.

(8)   Includes 750 options to purchase Common Stock.

(9)   Includes 750 options to purchase Common Stock.


This Proxy Statement contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Proxy Statement.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Six directors are proposed to be elected at the Meeting, each to hold office for a period of one year, or until such director's successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. Unless such authority is withheld, it is intended that the accompanying proxy will be voted in favor of the six persons named below, each of whom is now serving as a director, unless the stockholder indicates to the contrary on the proxy. We expect that each of the nominees will be available for election, but if either of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy or the number of directors to be elected at this time may be reduced by the Board of Directors.

                     Director Nominees - Term Expiring 2003.

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Name                        Age                        Position
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Ness Lakdawala              69         Chairman of the Board of Directors,
                                       President and Chief Executive Officer
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Roshan Katrak               59         Vice President of Human Relations and
                                       Director
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Mauro Parissi               37         Chief Financial Officer, Secretary
                                       and Director
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Leena Lakdawala             35         Executive Vice President and Director
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Liam Cheung                 33         Director
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Gilles Richard              64         Director
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         Set forth below is a biographical description of each of our director nominees based on information supplied by each of them.

         Ness Lakdawala has served as the President, Chief Executive Officer and Chairman of Dectron since our inception, and has also served as the President and Chief Executive Officer of Dectron Inc. since 1994. Prior to joining Dectron Inc., Mr. Lakdawala was President of Blanchard Ness Limited, a company which he founded in 1976. From 1987 to present, Mr. Lakdawala has served as the President of Thermoplus. In January 1996, Thermoplus filed a proposal under the provisions of the Bankruptcy Act which gave full payment to secured creditors who filed a proof of claim. From 1987-1988, Mr. Lakdawala was Chairman of the Heating Refrigeration Air Conditioning Institute of Canada. Mr. Lakdawala has also served as the Governor of the American Society of Heating, Refrigeration and Air Conditioning Engineers, Inc. ("ASHRAE"), the organization that sets ventilation standards in Canada and the United States. Mr. Lakdawala is currently a member of ASHRAE and the Refrigeration Service Engineers Society. Ness Lakdawala is the husband of Roshan Katrak and the father of Leena Lakdawala.

         Roshan Katrak has served as Vice President of Human Relations of Dectron since our inception, and has served in the same capacity with Dectron Inc. since 1994. She has also served as a Director of Dectron since 1998. From 1976 to 1994, she was a Director of Blanchard Ness Limited, and from 1987 to present has been Vice President of Human Relations for Thermoplus. In January 1996, Thermoplus filed a proposal under the provisions of the Bankruptcy Act which gave full payment to secured creditors who filed a proof of claim. Mrs. Katrak received her Honors Degree in Psychology in 1964. Roshan Katrak is the wife of Ness Lakdawala and the mother of Leena Lakdawala.

         Mauro Parissi, C.A. has served as the Chief Financial Officer, Secretary and a Director of Dectron since our inception, and has also served as the Controller of Dectron Inc. since 1996. From 1995-1996, Mr. Parissi was an auditor with the firm of Mizgala & Cie. From 1990-1995, Mr. Parissi was an auditor with the firm of Hart, David Lloyd, F.C.A., C.I.P. Mr. Parissi is currently a member of The Canadian Institute of Chartered Accountants and The Order of Chartered Accountants of Quebec. Mr. Parissi received his graduate diploma in Public Accountancy from McGill University in 1995.

         Leena Lakdawala has served as Executive Vice President and a Director of Dectron since our inception, and has also served as Vice President of Production and Administration for Dectron Inc. since 1994. She is currently a member of the Heating Refrigeration and Air Conditioning Institute. Mrs. Lakdawala received her B.A from Concordia University in 1993. Leena Lakdawala is the daughter of Ness Lakdawala and Roshan Katrak.

         Liam Cheung has served as a Director of Dectron since 2001. Since 2002, Mr. Cheung is the Executive Vice-President and Chief Operating Officer for Penson Financial Services Canada Inc., a firm offering technical and operational services to investment dealers in Canada. From 1997 to 2002, Mr. Cheung was the President and Founder of IC Education, a new economy e-learning company delivering leading edge technology through a unique combination of business, education and technology. From 1992 to 1997, he served as Executive Vice-President, Fixed Income of Marleau, Lemire Securities Inc. From 1990 to 1992, Mr. Cheung was an actuarial specialist for Towers Perrin. Mr. Cheung received a Bachelor of Mathematics with Distinction from the University of Waterloo in 1990, is an Associate of the Society of Actuaries and also holds Certified Financial Analyst Designation.

         Gilles Richard has served as a Director of Dectron since 2001. Mr. Richard is a semi-retired businessman who was previously the President of Le Circuit Lincoln Mercury, the sixth largest dealership in Canada. Mr. Richard was also involved with partners in a distributorship of lift-truck (Mitsubishi's M-Lift), two computer companies, which created software applications for car dealership, and most recently the construction of commercial and residential buildings. Over the years, Mr. Richard was a director or officer of various organizations such as the Nada (National Automobile Association) and CADA (Canadian Automobile Association).

Stockholder Vote Required

         Election of each director requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE
BOARD OF DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES.


Executive Compensation

                           Summary Compensation Table

         The following table sets forth certain information regarding compensation paid by Dectron during each of the last three fiscal years to our Chief Executive Officer and to each of our executive officers who earned in excess of $100,000 during each of the fiscal years ended January 31, 2003, 2002 and 2001.


Name and Principal                                        Restricted                         All Other
Position                Year        Salary(1)   Bonus    Stock Awards    Options/SARs     Compensation
-------------------------------------------------------------------------------------------------------
Ness Lakdawala          2003        $142,380     -0-         -0-             -0-               -0-
Chairman of the
Board of
Directors,              2002        $142,380     -0-         -0-             -0-               -0-
President and
Chief Executive
Officer                 2001        $140,647     -0-         -0-             -0-               -0-

(1) This reflects the aggregate salaries paid to Mr. Lakdawala during the fiscal years presented by Dectron, Refplus and Thermoplus.

Employment Agreements

          We entered into an employment agreement with Mr. Ness Lakdawala, our Chief Executive Officer on October 5, 1998, the effective date of our initial public offering. The employment agreement is for a term of two years, renewable for additional one-year periods. The employment agreement entitled Mr. Lakdawala to an annual salary of $200,000, adjusted annually for increases in the Consumer Price Index. In the event that we are subject to a takeover or a change of control event, Mr. Lakdawala is entitled to a bonus equal, on an after tax basis, to five times his then current annual base salary. Mr. Lakdawala's employment agreement contains a non-competition provision, which forbids him from engaging in a competitive business during his employment and for a period of one year thereafter. Mr. Lakdawala's employment agreement was extended for an additional two years on the same conditions as above in October 2000 and for an additional two years on the same conditions in October 2002.

           We do not currently have employment agreements with any of our other officers or directors.

Options and Stock Appreciation Rights to Named Executive Officers

         No stock options were granted during the fiscal year ending January 31, 2003 to Mr. Lakdawala.

Board Audit Committee Report

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended January 31, 2003 with management and has received the written disclosures and the letter from Schwartz Levitsky Feldman, the Company's independent auditors, required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has also discussed with Schwartz Levitsky Feldman the Company's audited financial statements for the fiscal year ended January 31, 2003, including among other things the quality of the Company's accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, and the auditor's independence, as well as the other matters required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

Based on these discussions with Schwartz Levitsky Feldman and the results of the audit of the Company's financial statements, the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003.

Board Compensation Report

Executive Compensation Policy

         Dectron's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. In order to meet these goals, Dectron's compensation policy for our executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, Dectron's compensation policy also contemplates performance-based cash bonuses. Dectron's compensation principles for the Chief Executive Officer are identical to those of Dectron's other executive officers.

         Cash Compensation. In determining its recommendations for adjustments to officers' base salaries for Fiscal 2003, we focused primarily on the scope of each officer's responsibilities, each officer's contributions to Dectron's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, our assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of our financial position. In certain situations, relating primarily to the completion of important transactions or developments, we may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to Dectron of the transaction or development.

         Equity Compensation. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in us with the goal of ensuring that the interests of management remain closely aligned with those of our stockholders. The Board believes that stock options in Dectron provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options also create an incentive for executive officers to remain with us for the long term.

Chief Executive Officer Compensation

         As indicated above, the factors and criteria upon which the compensation of Ness Lakdawala, our Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of Dectron. The Chief Executive Officer's individual contributions to Dectron include his leadership role in establishing and retaining a strong management team, developing and implementing our business plans and attracting investment capital to Dectron. In addition, we have reviewed compensation levels of chief executive officers at comparable companies within our industry.

Respectfully submitted:
Ness Lakdawala, Chairman


Other Compensation

         Outside directors may be paid an honorarium for attending meetings of the Board of Directors of Dectron, in an amount that management anticipates will not exceed $500 per meeting.

Stock Option Plans

1999 Stock Option Plan

         We have adopted a Stock Option Plan (the "1999 Plan") pursuant to which 650,000 shares of Common Stock are reserved for issuance, 241,500 options are currently issued and outstanding.

          On September 2, 1999, the Board granted options under our 1999 Plan to certain members of our Board and certain employees. Leena Lakdawala, Roshan Katrak, and Mauro Parissi were granted 60,000, 60,000, and 18,000, respectively. Subject to certain limitations, the options granted are exercisable one year after issuance. Subsequent to the one-year anniversary date of the grant, the option holders may exercise the option up to 25% per year of the total options granted for the following four years. Each of the options will be fully exercisable on November 4, 2003, and expire on November 4, 2004. The exercise price of the options is $3.00.

         The 1999 Plan is administered by the Board of Directors, who will determine, among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of the options and the option exercise price.

         The 1999 Plan is effective for a period of five years, expiring in 2003. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide us with their skills and expertise. The 1999 Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 1999 Plan may be exercisable for up to five years, and shall be at an exercise price all as determined by the Board. Options are non-transferable except by the laws of descent and distribution or a change in control of Dectron, as defined in the 1999 Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (i) the sale of substantially all of the assets of Dectron and merger or consolidation with another company, or (ii) a majority of the Board changes other than by election by the stockholders pursuant to Board solicitation or by vacancies filled by the Board caused by death or resignation of such person.

         If a participant ceases affiliation with Dectron by reason of death, permanent disability or retirement at or after age 70, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant three months to exercise, except for termination for cause, which results in immediate termination of the option.

         The exercise price of an option may not be less than the fair market value per share of Common Stock on the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of Canada (the "ITA"). The ITA requires that the exercise price of all future options will be at least 85% of the fair market value of the Common Stock on the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a stockholder pursuant to subsection 15(1) of the ITA.

         Options under the 1999 Plan must be issued within five years from the effective date of the 1999 Plan.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by Dectron become available again for issuance under the 1999 Plan.

         The 1999 Plan may be terminated or amended at any time by the Board of Directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1999 Plan may not be increased without the consent of our stockholders.

2001 Stock Option Plan

         We also adopted the 2001 Stock Option Plan (the "2001 Plan") pursuant to which 500,000 shares of Common Stock are reserved for issuance, 115,500 options are currently issued and outstanding.

         On January 4, 2002, the Board granted options under our 2001 Stock Option Plan to certain members of our Board and certain employees. Leena Lakdawala, Roshan Katrak, Mauro Parissi, Liam Cheung, and Gilles Richard were granted 15,000, 15,000, 5,000, 3,000 and 3,000 options, respectively. Subject to certain limitations, the options granted are exercisable one year after issuance. Subsequent to the one-year anniversary date of the grant, the option holders may exercise the option up to 25% per year of the total options granted for the following four years. Each of the options will be fully exercisable on January 4, 2006, and expire on January 4, 2007. The exercise price of the options is $4.20

         The 2001 Plan is administered by the Board of Directors, who will determine, among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of the options and the option exercise price.

         The 2001 Plan is effective for a period of ten years, expiring in 2011. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide us with their skills and expertise. The 2001 Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 2001 Plan may be exercisable for up to ten years, and shall be at an exercise price all as determined by the Board. Options are non-transferable except by the laws of descent and distribution or a change in control of Dectron, as defined in the 2001 Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (i) the sale of substantially all of the assets of Dectron and merger or consolidation with another company, or (ii) a majority of the Board changes other than by election by the stockholders pursuant to Board solicitation or by vacancies filled by the Board caused by death or resignation of such person.

         If a participant ceases affiliation with Dectron by reason of death, permanent disability or retirement at or after age 70, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant three months to exercise, except for termination for cause, which results in immediate termination of the option.

         The exercise price of an option may not be less than the fair market value per share of Common Stock on the day immediately preceding the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of Canada (the "ITA"). The ITA requires that the exercise price of all future options will be at least 85% of the fair market value of the Common Stock on the day immediately preceding the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a stockholder pursuant to subsection 15(1) of the ITA.

         Options under the 2001 Plan must be issued within ten years from the effective date of the 2001 Plan.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by Dectron become available again for issuance under the 2001 Plan.

         The 2001 Plan may be terminated or amended at any time by the Board of Directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 2001 Plan may not be increased without the consent of our stockholders.

                             SECTION 16(a) REPORTING

         Under the securities laws of the United States, Dectron's directors, its executive (and certain other) officers, and any persons holding ten percent or more of Dectron's Common Stock must report on their ownership of Dectron's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended January 31, 2003 we believe that all reports on behalf of our executive officers and directors for all transactions were filed on a timely basis.

                       MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met once during the fiscal year ended January 31, 2003 on September 9, 2002, at which all members of the Board of Directors attended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          We lease our St. Hubert, Quebec manufacturing facility from Roshan Katrak, our Vice President of Human Relations and the wife of Ness Lakdawala, our President, Chairman and CEO, for a monthly rent of $3,359 per month. We believe that the lease was made on terms no less favorable than could be obtained from unaffiliated third parties.

         We lease our Grande Allee manufacturing facilities from Investiness Inc., a company owned equally by Ness Lakdawala's children, for an aggregate monthly lease payment of $16,187. We believe that the lease was made on terms no less favorable than could be obtained from unaffiliated third parties.

         Between March 1999 and February 2003, we made loans of $391,176 to Mauro Parissi, our Chief Financial Officer, $175,714, and to Leena Lakdawala, Executive Vice President. The loans were used to finance purchase of the Dectron's stock and bore interest at the Canadian prescribed interest rate of five percent (5%). As of April 30, 2003, the loan balances of Mr. Parissi and Ms. Lakdawala were $210,669.89 and $175,714, respectively. Ms. Lakdawala is Ness Lakdawala's daughter.

         All future material transactions, including any loans, between Dectron and its officers, directors, principal stockholders or affiliates of any of them have been and will be on terms no less favorable to Dectron than those that can be obtained from unaffiliated third parties, and will be approved in advance by a majority of the independent and disinterested directors who had access, at Dectron's expense, to Dectron's or independent legal counsel.

                                 PROPOSAL NO. 2

    RATIFICATION OF APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN, LLP, CHARTERED
      ACCOUNTANTS AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Subject to ratification by the shareholders, the Board of Directors appointed Schwartz Levitsky Feldman LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending January 31, 2004.

Audit Fees. The Company engaged Schwartz Levitsky Feldman as its independent accountants in 1998. In connection with the audit of the Company's annual financial statements for fiscal year 2003, Schwartz Levitsky Feldman billed the Company approximately $115,000 CDN.

Financial Information Systems Design and Implementation Fees and All Other Fees. The aggregate fees billed by Schwartz Levitsky Feldman for professional services rendered during fiscal year 2003 relating to the review of the Company's tax returns, consultations on accounting standards and other miscellaneous services was $1,950.

The Audit Committee has considered whether provision of the services described above under the caption "Financial Information Systems Design and Implementation Fees and All Other Fees" is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Schwartz Levitsky Feldman's independence.

A representative of Schwartz Levitsky Feldman is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

                            Stockholder Vote Required

         Ratification of the appointment of Schwartz Levitsky Feldman as independent certified public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN, LLP, CHARTERED ACCOUNTANTS AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the notice of meeting that will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by one or more stockholders. In such case, or if any other matter should properly come before the Meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his best judgment.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by Dectron. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of Dectron. Dectron will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of Dectron's capital stock.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of Dectron that are intended to be presented by such stockholders at Dectron's 2003 Annual Meeting of Stockholders must be received by Dectron no later than January 5, 2004 in order that they may be considered for inclusion in the Proxy Statement and form of proxy relating to that Meeting.


             ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

         Copies of the annual report (Form 10-K) of Dectron for the year ended January 31, 2003, as filed with the Securities and Exchange Commission (without exhibits), and any amendments thereto, are available to stockholders free of charge by writing to Dectron Internationale Inc., 4300 Poirier Blvd., Montreal, Quebec H4R 2C5.





                                                        By Order of the Board of
                                        Directors of Dectron Internationale Inc.



                                                              /s/ Ness Lakdawala
                                            ------------------------------------
                                            Chairman and Chief Executive Officer

August 14, 2003

                           Dectron Internationale Inc.
                Annual Meeting of Shareholders--September 4, 2003
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ness Lakdawala, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dectron Internationale Inc., to be held at Hotel Omni, 1050 Sherbrooke St. W. Montreal, Canada on September 4, 2003 at 10:30 a.m. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated August 14, 2003 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of Dectron Internationale Inc.'s Board of Directors.

1. To elect the following persons to serve as directors of the Company until the 2004 Annual Meeting of Shareholders.

         -    Ness Lakdawala    -   Roshan Katrak    -    Mauro Parissi

         -    Leena Lakdawala   -   Liam Cheung      -    Gilles Richard


               |_| FOR ALL NOMINEES    |_| WITHHELD FOR ALL NOMINEES

         INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

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2. To ratify the appointment of Schwartz Levitsky Feldman llp as the Company's independent accountants for the ensuing year.

                         |_| FOR |_| AGAINST |_| ABSTAIN


3. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.


                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                    Date:                         , 2003
                                         -----------------------



                                    -------------------------------------
                                         (Print name of Shareholder)



                                    -------------------------------------
                                         (Print name of Shareholder)



                                    -------------------------------------
                                                 Signature



                                    -------------------------------------
                                                 Signature

                                       Number of Shares
                                                       -----------------
                                       Note: Please sign exactly
                                             as name appears in the Company's
                                             records. Joint owners should each
                                             sign. When signing as attorney,
                                             executor or trustee, please give
                                             title as such.

      PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.